Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

OF

RIVIERA RESOURCES, LLC

FROM A LIMITED LIABILITY COMPANY TO A

CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

FIRST:    The jurisdiction where the Limited Liability Company was first formed is the State of Delaware.

SECOND:    The jurisdiction of the Limited Liability Company immediately prior to the filing of this Certificate is the State of Delaware.

THIRD:    The date the Limited Liability Company first formed is April 3, 2018.

FOURTH:    The name of the Limited Liability Company immediately prior to filing this Certificate is Riviera Resources, LLC.

FIFTH:    The name of the corporation as set forth in the Certificate of Incorporation is Riviera Resources, Inc.

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IN WITNESS WHEREOF, the undersigned, being duly authorized to sign on behalf of the converting Limited Liability Company has executed this Certificate on the 7th day of August, 2018.

By:	/s/ Holly Anderson
Name:	Holly Anderson
Title:	Executive Vice President and General Counsel

SIGNATURE PAGE TO

CERTIFICATE OF CONVERSION